                                                                   EXHIBIT 10.30

                               UTi WORLDWIDE INC.

                              AMENDED AND RESTATED
                          2004 LONG-TERM INCENTIVE PLAN

                                   ----------

                     PERFORMANCE ENHANCEMENT AWARD AGREEMENT

                                   ----------

                                AWARD NO. ______

          You (the "Participant") are hereby awarded Performance Units subject to the terms and conditions set forth in this Performance Enhancement Award Agreement (the "Award") and in the UTi Worldwide Inc. Amended and Restated 2004 Long-Term Incentive Plan ("Plan"). A copy of the Plan is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. This Award is conditioned on your execution of this Award and the Non-Solicitation Agreement attached hereto as Exhibit C. You should carefully review these documents, and consult with your personal legal and financial advisor, in order to assure that you fully understand the terms, conditions, and financial implications of this Award.

          By executing these documents, you are agreeing to be bound irrevocably by all of their terms and conditions as if they had been set out verbatim in this Award. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award will be made by the by the Board of Directors of UTi Worldwide Inc. ("Board") or any Committee appointed by the Board to administer the Plan, and shall (unless arbitrary and capricious) be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award.

     1. SPECIFIC TERMS OF YOUR AWARD. Your Award is being granted pursuant to
Article 10(b) of the Plan as a "Performance Compensation Award," and shall have the following terms; subject, if you are a "covered employee" within the meaning of Section 162(m) of the Code for a taxable year of the Company in which a Performance Period ends, to the Committee's interpretation of the Plan and this Award in any manner that the Committee may deem reasonably necessary or appropriate in order for this Award to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code, and associated tax regulations and rulings:

Name of Participant                   ______________________________________

Grant Date of Award                   ______________________________________

Maximum Number of Shares Subject to
Performance Units (may not exceed
200,000)                              _____________ ("Maximum Award"), which
                                      equals 120% of the Target Award.

Target Number of Shares Subject to
Performance Units                     ______________ ("Target Award")

Performance Period                    The 3-year period that that ends after the
                                      Grant Date.

Performance Goals for each            To be determined by the Committee in its
                                      discretion for each

Performance Enhancement Award
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan
Page 2

Performance Period                    Performance Period.

                                      <NOTE: for Code 162(m) exemption, this must
                                      occur in writing within first 3 months of each Performance Period.>

Requirements for Vesting              Subject to acceleration pursuant to
                                      Section 2 below, as of the last day of the
                                      Performance Period, you shall become
                                      vested, with respect to the Target Number
                                      of Performance Units subject to this
                                      Award, in the following percentage that
                                      corresponds to your achievement of the
                                      specified Performance Goals:

                                      %  Vesting  Performance Range  Performance Level
                                      ----------  -----------------  -----------------
                                           0%      < 80% of target     Below minimum
                                          80%        80% of target     Minimum
                                         100%       100% of target     Target
                                         120%       120% of target     Maximum

                                      In its sole and absolute discretion, the Committee shall (i) determine the
                                      Performance Level and Performance Range, and (ii) may adjust your vesting percentage to take into account intermediate results between Performance
                                      Levels, provided that your vesting
                                      percentage shall under no event exceed
                                      120%.

     If the Performance Goals for any Performance Period are not satisfied, the Committee shall have the sole and absolute discretion, to be exercised only in writing, with respect to all or some of the Shares allocated to that Performance Period, either (i) to add those Shares to the Shares allocated to one or more future Performance Periods, or (ii) to determine that the Performance Goals have been satisfied with respect to such Shares, but only if you are not a "covered employee" within the meaning of Section 162(m) of the Code for a taxable year of the Company in which a Performance Period ends.

     2. ACCELERATED VESTING. If your Continuous Service ends due to your death or because you become Disabled, you will become partially vested in the Shares subject to this Award, provided that the Committee has determined that performance is on track to meet the Performance Goals (and will forfeit all other rights under this Award). The number of Shares in which your interest vests will be determined by multiplying the total number of Shares subject to this Award by a fraction having (a) a numerator equal to the number of full months of your Continuous Service after the Grant Date, and (b) a denominator equal to 36.

     3. CHANGE IN CORPORATE CONTROL. The provisions of this paragraph shall supersede any contrary or inconsistent provisions set forth in Section 13 of the Plan. In the event of a Change in Control that is a permissible distribution event under Code Section 409A(a)(2)(A)(v) (as certified by the Committee), you will become partially vested in the Shares subject to this Award, provided that the Committee has determined that the organization is on track to meet the Performance Goals. The number of Shares in which your interest vests will be determined by multiplying the total

Performance Enhancement Award
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan
Page 3

number of Shares subject to this Award by a fraction having (a) a numerator equal to the number of full months of your Continuous Service between the Grant Date and the date of the Change in Control, and (b) a denominator equal to 36. If the unvested portion of this Award is assumed or substituted by a Successor Corporation in a Change in Control, and your employment is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then you shall not become fully vested in this Award unless the Committee provides you with written notice that the Committee has decided, in its sole and absolute discretion, to accelerate such vesting.

     Notwithstanding the foregoing, if the Committee notifies you in writing within 25 months after a Change in Control that you have violated the Non-Solicitation Agreement attached as Exhibit C, the Company shall have the right to coincidentally redeem any Shares in which your rights vested pursuant to Section 2 hereof as a result of your retirement. The price payable to redeem such Shares will be U.S. $1.00 per Share, and the Company shall enclose it with the written notice referenced in the preceding sentence. By executing this Agreement, you agree to execute any document that the Company considers reasonably necessary or proper to consummate this redemption.

     4. SATISFACTION OF VESTING RESTRICTIONS. No Shares will be issued before you complete the requirements that are necessary for you to vest in the Shares underlying your Performance Units. As soon as practicable after the date on which your Award vests in whole or in part, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to Section 10 below and to such legends as the Company determines to be appropriate), one Share for each vested Performance Unit. Fractional shares will not be issued, and cash will be paid in lieu thereof. Notwithstanding the foregoing, the Company will not issue Share certificates to you unless you have made arrangements satisfactory to the Committee to satisfy any applicable tax withholding obligations.

     5. FAILURE OF VESTING RESTRICTIONS. By executing this Award, you acknowledge and agree that:

     (a) if your Continuous Service terminates under circumstances that do not result in accelerated vesting pursuant to Section 2 above, you will irrevocably forfeit any and all rights under this Award, and this Award will immediately become null, void, and unenforceable; and

     (b) if the Committee determines that the Performance Goals for any Performance Period have not been fully satisfied, you will irrevocably forfeit any and all rights with respect to the Performance Units attributable to that Performance Period.

     6. DIVIDENDS. When Shares are issued to you or your duly-authorized transferee pursuant to the vesting of the Shares underlying your Performance Units, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Share issued, an amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

Performance Enhancement Award
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan
Page 4

     7. VOTING. With respect to the Shares to be issued and held by you pursuant to this Award, you may not exercise voting rights until you become the record owner of the Shares.

     8. INVESTMENT PURPOSES. By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to this Award will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

     9. SECTION 83(B) ELECTION NOTICE. If you provide the Company with prior written notice of your intention to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares underlying your Award (a "Section 83(b) election"), the Committee shall treat your Performance Units as Restricted Stock Units, and accordingly convert your Maximum Award of Performance Units into Restricted Shares, on a one-for-one basis, pursuant to the terms of (and in full satisfaction of) this Award. You agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service. Exhibit D contains a suggested form of Section 83(b) election. Any Restricted Shares issued to you pursuant to this Section 9 shall bear such legends as the Company determines to be appropriate until all vesting restrictions lapse and replacement certificates for unrestricted Shares are issued to you pursuant to Section 4 of this Award.

     10. DEFERRAL ELECTION. At any time prior to the date that is six months before the end of the Performance Period, provided that you have remained a continuous employee of the Company since the date that the Performance Goals were established by the Committee, you may irrevocably elect to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you on the vesting of this Award. A copy of the form which you may use to make a deferral election is attached hereto as Exhibit E. Notwithstanding the foregoing, Shares which have been subject to a Section 83(b) election are not eligible for deferral.

     11. NOT A CONTRACT OF EMPLOYMENT. By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim;
(iii) nothing in this Award or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company's right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

     12. SEVERABILITY. Subject to one exception, every provision of this Award and the Plan is intended to be severable, and if any provision of the Plan or this Award is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. The only exception is that this Award shall be unenforceable if any provision of the preceding section is illegal, invalid, or unenforceable.

     13. NOTICES. Any notice or communication required or permitted by any provision of this Award to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on

Performance Enhancement Award
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan
Page 5

its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

     14. BINDING EFFECT. Every provision of this Award shall be binding on and inure to the benefit the parties' respective heirs, legatees, legal representatives, successors, transferees, and assigns.

     15. HEADINGS. Headings shall be ignored in interpreting this Award.

     16. COUNTERPARTS. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

     17. PLAN GOVERNS. By signing this Award, you acknowledge that you have received a copy of the Plan and that your Award is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control. In addition, you recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee in their sole and absolute discretion, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you, your heirs, and representatives.

     18. TAXES. If you are subject to taxation in the United States, by signing this Award, you acknowledge that you shall be solely responsible for the satisfaction of any federal, state, or local taxes that may arise with respect to this Award (including any taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or to prevent you from occurring them. The Company shall not have any obligation to pay, mitigate, or protect you from any such tax liabilities. Nevertheless, if the Company reasonably determines that your receipt of payments or benefits pursuant to Section 9 of the Plan would cause you to incur liability for additional tax under Section 409A of the Code, then the Company may in its discretion suspend such payments or benefits until the end of the six-month period following termination of your service with the Company (the "409A Suspension Period"). As soon as reasonably practical after the end of the 409A Suspension Period, the Company shall make a lump sum payment to you, in cash, in an amount equal to any payments and benefits that the Company does not make during the 409A Suspension Period. Thereafter, you shall receive any remaining payments and benefits due pursuant to Section 9 of the Plan in accordance with the terms of that Section (as if there had not been any suspension beforehand).

                            [signature page follows]

Performance Enhancement Award
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan
Page 6

     BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that this Award is being made under and governed by the terms and conditions of this Award and the Plan.

                                        UTi WORLDWIDE INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned Participant hereby accepts the terms of this Award and the Plan.


                                        By:
                                            ------------------------------------
                                        Name of Participant:
                                                             -------------------

                               UTi WORLDWIDE INC.
                              AMENDED AND RESTATED
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT A

                                  PLAN DOCUMENT

                               UTi WORLDWIDE INC.
                              AMENDED AND RESTATED
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT B

                                   PROSPECTUS

                               UTi WORLDWIDE INC.
                              AMENDED AND RESTATED
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT C

                           NON-SOLICITATION AGREEMENT

                               UTi WORLDWIDE INC.
                              AMENDED AND RESTATED
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT D

                           SECTION 83(B) ELECTION FORM

          Attached is an Internal Revenue Code Section 83(b) Election Form. If you wish to make a Section 83(b) election, you must do so within 30 days after the date the Restricted Shares covered by the election were transferred to you. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

                               UTi WORLDWIDE INC.

                                   ----------

         ELECTION TO INCLUDE VALUE OF RESTRICTED SHARES IN GROSS INCOME
          IN YEAR OF TRANSFER UNDER INTERNAL REVENUE CODE SECTION 83(B)

                                   ----------

     Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.   My General Information:

          Name: _________________________________

          Address: ______________________________

                   ______________________________

          S.S.N.
          or T.I.N.: ____________________________


2. Description of the property with respect to which I am making this election:

          ____________________ ordinary shares of ___________ stock of UTi
          Worldwide Inc. (the "Restricted Shares").

3. The Restricted Shares were transferred to me on ______________ ___, 20__. This election relates to the 20____ calendar taxable year.

4.   The Restricted Shares are subject to the following restrictions:

          The Restricted Shares are forfeitable until they are earned in accordance with Sections 1, 4, and 5 of the UTi Worldwide Inc. Amended and Restated 2004 Long-Term Incentive Plan ("Plan"), Performance Enhancement Award Agreement ("Award") or other Award or Plan provisions. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award and the Plan.

5.   Fair market value:

          The fair market value at the time of transfer (determined without regard to any restrictions other then restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $_____ per share.

6.   Amount paid for Restricted Shares:

          The amount I paid for the Restricted Shares is $____ per share.

7.   Furnishing statement to employer:

          A copy of this statement has been furnished to my employer, ______________. If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.   Award or Plan not affected:

          Nothing contained herein shall be held to change any of the terms or conditions of the Award or the Plan.

Dated: ____________ __, 20__.


                                        ----------------------------------------
                                        Taxpayer

                               UTi WORLDWIDE INC.
                              AMENDED AND RESTATED
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT E

                     DEFERRAL AND DISTRIBUTION ELECTION FORM

     Attached is the form you may use if you wish to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you from the vesting of your Award. You must submit a copy of the Deferral Election Form executed by you to the Company as provided for in the form. An election to defer receipt of your Shares may not be revoked.

     You are advised to consult with your individual tax advisor with respect to the tax consequences related to your Award and any elections you may make to defer the receipt of Shares.

                               UTi WORLDWIDE INC.
                              AMENDED AND RESTATED
                          2004 LONG-TERM INCENTIVE PLAN

                                   ----------

                       DEFERRAL AND DISTRIBUTION ELECTION

                                   ----------

     AGREEMENT, made this __ day of ________, ____, by and between me, as a participant in the UTi Worldwide Inc. Amended and Restated Amended and Restated 2004 Long-Term Incentive Plan (the "Plan"), and UTi Worldwide Inc. (the "Company"). This Agreement shall control the distribution of any of the Company's ordinary shares ("Shares") that I become entitled to receive pursuant to my Performance Enhancement Award Agreement having a grant date of ___________ __, ____ (the "Award Agreement"). We agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan or the Award Agreement, unless the context clearly requires otherwise.

     *** ELECTION TIMING REQUIREMENT ***. I understand and agree that this election will be ineffective if it is made after the date that is six months prior to the end of the Performance Period.

     1. Deferral Election. Pursuant to Section 10 of the Award Agreement, I hereby irrevocably elect to defer the receipt of _____% of the Shares that would otherwise be issued to me at any time or from time to time pursuant to the Award Agreement. I recognize and agree that the Company will establish an Account for me under the Plan, and will credit that account with Deferred Share Units pursuant to Section 9 of the Plan.

     2. Nature of Distribution. I recognize that distributions from my Account will be made in the form of (i) one Share for each Deferred Share Unit credited to my Account, and (ii) with respect to each Share issued to me, a cash payment equal to any cash dividends (plus simple interest at 5% per annum), and additional Shares representing any Share dividends, that were declared and paid to holders of Shares between the Grant Date and the date such Share is issued to me.

     3. Timing and Form of Distributions. I hereby elect to commence receiving distributions from my Account on the earliest of the events checked in the table on the following page (but not earlier than six months after my termination of service with the Company if the Committee determines that an earlier commencement date would violate Section 409A of the Code):

EVENT              FORM OF DISTRIBUTION                          TIME OF DISTRIBUTION
-----              --------------------                          --------------------
__ Death           [ ]  One lump sum distribution.               [ ]  As soon as practicable.

                   [ ]  Substantially equal annual payments      [ ]  The next January 1st.
                        over a period of ___ years (up to 10).
                                                                 [ ]  Other:____________.

__ Disability      [ ]  One lump sum distribution.               [ ]  As soon as practicable.

                   [ ]  Substantially equal annual payments      [ ]  The next January 1st.
                        over a period of ___ years (up to 10).
                                                                 [ ]  Other:____________.

__ Other           [ ]  One lump sum distribution.               [ ]  As soon as practicable.
Separation
from Service       [ ]  Substantially equal annual payments      [ ]  The next January 1st.
                        over a period of ___ years (up to 10).
                                                                 [ ]  Other:____________.

__ Change in       [ ]  One lump sum distribution.               [ ]  As soon as practicable.
Control that
is a permissible   [ ]  Substantially equal annual payments      [ ]  The next January 1st.
distribution            over a period of ___ years (up to 10).
event under                                                      [ ]  Other:____________.
Section
409A(a)(2)(A)(v)
of the Code

___ Specified      [ ]  One lump sum distribution.               Date: ________  ___, ___.
Date
                   [ ]  Substantially equal annual payments
                        over a period of ___ years (up to 10).

     4. Form of Payment to Beneficiary. In the event of my death before collecting all of my Account, any remaining portion of my Account shall be distributed to my beneficiary or beneficiaries named below in the following manner--

          [ ] in a single lump sum to be distributed as soon as administratively practicable following my death.

          [ ] in accordance with the payment schedule selected in paragraph 3 hereof (with payments made as though I survived to collect all benefits, and as though I terminated service on the date of my death if payments had not already begun).

     5. Designation of Beneficiary. In the event of my death before I have collected all of my Account, I hereby direct that my beneficiaries shall be as follows:

     a. Primary Beneficiary. I hereby designates the person(s) named below to be my primary beneficiary and to receive the balance of any unpaid portion of my Account.

      Name of                                                    Percentage of
Primary Beneficiary   Social Security Number   Mailing Address   Death Benefit
-------------------   ----------------------   ---------------   -------------
                                                                        %
                                                                        %

     b. Contingent Beneficiary. In the event that a primary beneficiary or beneficiaries named above are not living at the time of my, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the
Plan:

        Name of                                                     Percentage of
Contingent Beneficiary   Social Security Number   Mailing Address   Death Benefit
----------------------   ----------------------   ---------------   -------------
                                                                           %
                                                                           %

     6. Effect of Elections. I understand and acknowledge that the election made in paragraph 1 hereof shall be irrevocable with respect to compensation subject to such election and shall continue in full force until either the effective date of a superseding written election made by me, or until my role as a director of the Company is terminated, or until the Plan is terminated by appropriate corporate action, whichever shall occur first. My elections in paragraphs 4 and 5 shall be revocable until my death, at which time they become irrevocable

     7. Changing of Elections. I recognize that I may, by submitting an effective superseding election, file new elections under paragraph 3. Such superseding election shall be effective on the first day of the 13th month after I make such election only if (i) I make the election at least 12 months prior to the date that the Shares would have been distributed (or begun to be distributed) to me pursuant to my initial election and (ii) the election defers my receipt of Shares for at least 5 years from the date that the Shares would have been distributed (or begun to be distributed) to me pursuant to my initial election.

     8. Satisfaction of Award Commitments. The parties recognize and agree that the Company will have fully honored and discharged its obligations under this Agreement, the Award Agreement, and the Plan if the Company distributes my Account in accordance with the provisions hereof.

                            [signature page follows]

UTi WORLDWIDE INC.                                     PARTICIPANT


By
   ----------------------------------   ----------------------------------------
   A duly authorized officer or
   director

DATE:                                   DATE:
      -------------------------------         ----------------------------------